UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 27, 2003

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota   55402-4099

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (612) 376-3000

ITEM 5.  OTHER EVENTS

Bemis Company, Inc. Chairman implements 10b5-1 trading plan.

                On May 27, 2003, Bemis Company, Inc. announced that its Chairman of the Board, John H. Roe, has established a structured, prearranged trading plan to sell a minor portion of his shares in the company over a designated period in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  The plan is being established to diversify Mr. Roe’s holdings of Bemis stock in an orderly manner and has been initiated during the company’s open window period for insider transactions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

C.  Exhibits

99            Press Release dated May 27, 2003.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President, Chief Financial Officer and Treasurer		Stanley A. Jaffy, Vice President and Controller

Date June 5, 2003		Date June 5, 2003